UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 5, 2010

Date of Report (Date of earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 583-5727

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Government and Management

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           As previously reported in the Company’s Form 8-K filed with the Commission on February 3, 2010, Ronald A. Martell was appointed Chief Executive Officer of the Company and Michael S. Perry, DVM, PhD, was appointed President and Chief Medical Officer of the Company, in each case, effective February 5, 2010.

Mr. Martell.  In connection with the Company’s appointment of Mr. Martell to serve as its Chief Executive Officer, Mr. Martell entered into an amendment, dated as of February 5, 2010, to his Amended and Restated Change of Control Agreement, dated as of February 24, 2009 (the “Original Change of Control Agreement”), and an amendment, dated as of February 5, 2010, to his Amended and Restated Key Executive Severance Agreement, dated as of February 24, 2009 (the “Original Severance Agreement”).  The Original Change of Control Agreement and the Original Severance Agreement were filed with the Commission on March 16, 2009, as Exhibits 10.17 and 10.16, respectively, to the Company’s Form 10-K for the year ended December 31, 2008, and are incorporated by reference herein.  Amendment No. 1 to the Original Change of Control Agreement and Amendment No. 1 to the Original Severance Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Pursuant to the Original Change of Control Agreement, if the Company terminates Mr. Martell’s employment without cause after a change of control, or if Mr. Martell terminates his employment for good reason after a change of control, Mr. Martell was entitled to receive the following: (i) an amount equal to one times his annual base salary for the year in which the date of termination occurs; (ii) an amount equal to one times the annual bonus that would have been paid but for the termination of his employment; (iii) up to one year’s medical and dental insurance benefits; and (iv) the immediate vesting of all of his outstanding stock options.  Amendment No. 1 to the Original Change of Control Agreement increases the amount payable pursuant to subclause (i) above to two times Mr. Martell’s annual base salary and extends the period during which Mr. Martell is entitled to medical and dental insurance benefits to 18 months.   All other terms of the Original Change of Control Agreement remain in full force and effect.

Pursuant to the Original Severance Agreement, if the Company terminates Mr. Martell’s employment without cause or if he terminates his employment for good reason, Mr. Martell was entitled to receive a severance payment of 75% of his current annual base salary and up to nine months’ medical and dental insurance benefits.  Amendment No. 1 to the Original Severance Agreement increases the amount of Mr. Martell’s severance payment to 100% and extends the period during which Mr. Martell is entitled to medical and dental insurance to one year.  Mr. Martell’s annual base salary as Chief Executive Officer is $450,000.

The definitions of “cause”, “good reason” and “change of control” in Mr. Martell’s Original Change of Control Agreement and Original Severance Agreement, in each case as amended, are the same as those in Dr. Perry’s Change of Control and Severance Agreements described below.

Dr.  Perry.  In connection with the Company’s appointment of Dr. Perry to serve as its President and Chief Medical Officer, Dr. Perry entered into a Change of Control Agreement and a Key Executive Severance Agreement, each dated as of February 5, 2010.

Pursuant to the Change of Control Agreement, if the Company terminates Dr. Perry’s employment without cause after a change of control, or if Dr. Perry terminates his employment for good reason after a change of control, Dr. Perry is entitled to receive the following: (i) an amount equal to one times his annual base salary for the year in which the date of termination occurs; (ii) an amount equal to one times the annual bonus that would have been paid but for the termination of his employment; (iii) up to one year’s medical and dental insurance benefits; and (iv) the immediate vesting of all of his outstanding stock options.  Under the Change of Control Agreement, “cause” includes the following events:  a clear refusal to carry out any of the executive’s material lawful duties; persistent failure to carry out any of the executive’s lawful duties after reasonable notice and an opportunity to correct the failure; violation by the executive of a state or federal criminal law involving a crime against the Company or any crime involving moral turpitude; the executive’s current abuse of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the executive; or any incident materially compromising the executive’s reputation or ability to represent the Company with the public.  “Good reason” includes a reduction of executive’s annual base salary below the level in effect on the date of the change of control; a reduction of the executive’s annual performance bonus below the annualized bonus paid or payable to the executive during the three fiscal years immediately preceding the fiscal year in which the change of control occurs; the assignment of the executive to any duties inconsistent with or resulting in a diminution of the executive’s position, duties or responsibilities (excluding actions of the Company not taken in bad faith and promptly remedied); requiring the executive to be based at any office or location more than 30 miles from the city in which the executive is employed by the Company; or the Company’s failure to properly assign the Agreement to a successor.  The Change of Control Agreement runs for an initial term ending on February 23, 2011, and renews automatically for successive one-year periods unless either party gives 90 days’ written notice prior to the end of the initial or any renewal term.  If a change of control occurs, the Change of Control Agreement automatically renews and runs for a period of two additional years.  A “change of control” is triggered upon the occurrence of certain mergers, consolidations, reorganizations or purchases of significant minority interests in the Company’s voting securities, a sale of substantially all of the Company’s assets or the failure of incumbent board members (or persons nominated or appointed by incumbent board members) to hold a majority of the seats on the Company’s Board of Directors.

Pursuant to the Key Executive Severance Agreement, if the Company terminates Dr. Perry’s employment without cause or if he terminates his employment for good reason, Dr. Perry is entitled to receive a severance payment of 75% of his then current annual base salary and up to nine months’ medical and dental insurance benefits.  The Agreement runs for an initial ending on February 23, 2011, and renews automatically for successive one-year periods unless either party gives nine months’ written notice prior to the end of the initial or any renewal term.  The definitions of “cause” and “good reason” are substantially the same as in the Change of Control Agreement described above, except that “good reason” under the Key Executive Severance Agreement would be a material reduction of the executive’s salary below the level in effect on the date of the Key Executive Severance Agreement and does not include a reduction of the executive’s annual performance bonus.  The Key Executive Severance Agreement does not supersede or nullify the Change of Control Agreement.  However, if Dr. Perry’s termination of employment falls into the scope of both agreements, the Company does not need to make payments under the Severance Agreement to the extent that it is making the same payments under the Change of Control Agreement.

On February 5, 2010, the effective date of Dr. Perry’s appointment, Dr. Perry was granted a stock option to purchase 500,000 shares of the Company’s common stock pursuant to the terms of the Company’s Amended and Restated 2004 Incentive Compensation Plan.  The exercise price of the option is $1.60 per share, which is equal to the closing price of the Company’s common stock on the date of the option grant.   The stock option vests 25% on the one-year anniversary of the date of grant and the balance will vest in equal monthly installments over the following three years.   Dr. Perry’s annual base salary as President and Chief Medical Officer is $375,000.

A copy of Dr. Perry’s Change of Control and Key Executive Severance Agreements, each dated as of February 5, 2010, are attached hereto as Exhibits 10.3 and 10.4, respectively.

Robert De Jager.  On February 6, 2010, the Company entered into a consulting agreement with Robert De Jager, M.D., who served as the Company’s Chief Medical Officer until February 5, 2010.  Under the consulting agreement, Dr. De Jager will provide clinical consulting services as may be requested by Dr. Perry or his designee until December 31, 2010.  Compensation for such consulting services will be $350 per hour, payable monthly, subject to a maximum of $40,000 for services over the term of the consulting agreement, which maximum amount cannot be exceeded without the prior written approval of the Company. The consulting agreement may be terminated by either party immediately for cause, or upon 30 days written notice without cause.

Stock options held by Dr. De Jager will continue to vest in accordance with their original terms and the terms of the Company’s Amended and Restated 2004 Incentive Compensation Plan (the “Plan”) during the term of the consulting agreement and without adjustment to the vesting schedule permitted by the Plan for reduction of hours of service.

A copy of Dr. De Jager’s consulting agreement, dated as of February 6, 2010, is attached hereto to as Exhibit 10.5 and is incorporated herein by reference.

Section 8 — Other Events

Item 8.01.                                          Other Events

On February 6, 2010, the Company issued 379,956 shares of its common stock, $0.02 par value (the “Common Shares”), to an institutional shareholder in exchange for the shareholder’s delivery to the Company of 126,572 shares of the Company’s outstanding $2.4375 Convertible Exchangeable Preferred Stock, Series 1 (the “Series 1 Shares”).  The shareholder, which is not an “affiliate” of the Company within the meaning of Rule 144(a)(1) under the Securities Act of 1933, as amended, (the “Securities Act”), approached the Company with the proposed exchange transaction (the “Exchange”), and the terms of the Exchange were determined by arms-length negotiation between the parties.  The Common Shares were issued in reliance on the exemption from registration for exchanges of securities with existing shareholders contained in Section 3(a)(9) of the Securities Act, and the shareholder may sell the Common Shares without registration in reliance on Rule 144 under the Securities Act.  The Preferred Shares received by the Company in the Exchange constitute authorized but unissued shares of preferred stock of the Company.

  Section 9 — Financial Statements and Exhibits

Item 9.01.                                          Financial Statements and Exhibits

(d)                                 Exhibits

10.1                           Amendment No. 1 dated as of February 5, 2010, to Amended and Restated Change of Control Agreement dated as of February 24, 2009, between the Company and Ronald A. Martell

10.2                           Amendment No. 1 dated as of February 5, 2010, to Amended and Restated Key Executive Severance Agreement dated as of February 24, 2009, between the Company and Ronald A. Martell

10.3                           Change of Control Agreement dated as of February 5, 2010, between the Company and Michael S. Perry, DVM, PhD

10.4                           Key Executive Severance Agreement dated as of February 5, 2010, between the Company and Michael S. Perry, DVM, PhD

10.5                           Consulting Agreement dated as of February 6, 2010, between the Company and Robert De Jager, M.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: February 11, 2010	By:	/s/Gregory L. Weaver
Gregory L. Weaver
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 dated as of February 5, 2010, to Amended and Restated Change of Control Agreement dated as of February 24, 2009, between the Company and Ronald A. Martell

10.2	Amendment No. 1 dated as of February 5, 2010, to Amended and Restated Key Executive Severance Agreement dated as of February 24, 2009, between the Company and Ronald A. Martell

10.3	Change of Control Agreement dated as of February 5, 2010, between the Company and Michael S. Perry, DVM, PhD

10.4	Key Executive Severance Agreement dated as of February 5, 2010, between the Company and Michael S. Perry, DVM, PhD

10.5	Consulting Agreement dated as of February 6, 2010, between the Company and Robert De Jager, M.D.